EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of

FP Holdings, Inc.

5882 South 900 East, Suite 202

Salt Lake City, UT 84121

We hereby consent to the incorporation in this Registration Statement on Form SB-2 of FP Holdings, Inc. (the "Company") of our report dated March 20, 2002, which appears in the Company's audited financial statements for the period ended December 31, 2001.

MANTYLA MCREYNOLDS

/s/ Mantyla McReynolds

Salt Lake City, Utah

April 25, 2002